Exhibit 12


                      TRANSACTIONS IN SHARES OF THE COMPANY


            The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the filing of Amendment No. 6 to the Schedule 13D, whichever is less. All such transactions involved purchases of Shares and were effected on The New York Stock Exchange.


Reporting Person                                                Price Per
With Direct                                                       Share
Beneficial                  Date of           Number of        (Excluding
Ownership                 Transaction           Shares         Commission)
----------------          -----------          --------        -----------
Greenbelt                   01/26/99             50,000           5.5000
Greenbelt                   01/27/99             40,000           5.0625
Greenway                    01/28/99            350,000           4.2500
Greentree                   01/28/99            200,000           4.2500
Greenbelt                   01/28/99            400,000           4.2500
Greenbelt                   01/28/99          1,997,700           4.2500